Exhibit 99.1

Plug Power Inc. Announces Private Offering of $375 Million of Convertible Senior Notes

SLINGERLANDS, N.Y. – November 18, 2025 – Plug Power Inc. (“Plug Power”) (NASDAQ: PLUG) today announced its intention to offer, subject to market conditions and other factors, $375 million aggregate principal amount of Convertible Senior Notes due 2033 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Plug Power also expects to grant the initial purchaser of the notes a 13-day option to purchase up to an additional $56.25 million aggregate principal amount of the notes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Plug Power intends to use approximately $243 million of the net proceeds from the offering to fully repay the outstanding principal amount of, plus accrued and unpaid interest on, its 15.00% secured debentures, and pay the related termination fee in connection therewith. Plug Power expects to use the remaining net proceeds from the offering, including any additional proceeds from the initial purchaser’s exercise of its option to purchase additional notes, to fund the repurchase of all or a portion of Plug Power’s existing 7.00% Convertible Senior Notes due 2026 (the “2026 notes”) and for working capital and other general corporate purposes.

Contemporaneously with the pricing of the notes, Plug Power intends to enter into one or more separate and individually negotiated transactions with one or more holders of our 2026 notes to repurchase 2026 notes for cash on terms to be negotiated with each holder (each, a “note repurchase transaction”). The terms of each note repurchase transaction are anticipated to be individually negotiated with each holder of 2026 notes and will depend on several factors, including the market price of Plug Power’s common stock and the trading price of the 2026 notes at the time of each such note repurchase transaction. No assurance can be given as to how much, if any, of these 2026 notes will be repurchased or the terms on which they will be repurchased. Plug Power expects that holders of the 2026 notes that are repurchased as described above may enter into or unwind various derivatives with respect to Plug Power’s common stock and/or purchase shares of Plug Power’s common stock concurrently with or shortly after the pricing of the notes. The repurchase of the 2026 notes and the potential related market activities by holders of the 2026 notes that agree to participate in the note repurchase transactions could increase (or reduce the size of any decrease in) or decrease in the market price of Plug Power’s common stock.

The notes will be Plug Power’s general unsecured obligations and will rank senior in right of payment to all of its future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to all of its existing and future liabilities that are not so subordinated, including the 2026 notes, effectively junior to all of its secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities of its subsidiaries. Interest will be payable semi-annually in arrears. The notes will be convertible into cash, shares of Plug Power’s common stock or a combination thereof, at Plug Power’s election. The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering.

The notes will only be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Plug Power’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed terms of the notes; the anticipated terms of the notes; the size of the offering, including the initial purchasers’ option to purchase additional notes; the anticipated use of proceeds from the offering, including the repayment of the 15.00% secured debentures and the repurchase of the 2026 notes; the completion of the offering, the completion of the note repurchase transactions; the terms and consideration for the note repurchase transactions; and other statements contained in this press release that are not historical facts. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Plug Power’s control. Plug Power’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to: uncertainties related to market conditions and whether the offering will be completed on the anticipated terms or at all; risks that Plug Power may not be able to repay the 15.00% secured debentures or repurchase the 2026 notes as anticipated; risks related to the terms and amount of consideration for the note repurchase transactions; the impact of the offering and the note repurchase transactions on the market price of Plug Power’s common stock; risks related to the potential dilution to holders of Plug Power's common stock; and uncertainties regarding the conversion price and other terms of the notes. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Plug Power’s filings and reports with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2024, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as well as other filings and reports that are filed by Plug Power from time to time with the SEC. These forward-looking statements should not be relied upon as representing Plug Power’s views as of any date subsequent to the date of this press release, and you should not place undue reliance on such statements. Except as required by law, Plug Power undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

Teal Hoyos

media@plugpower.com